Exhibit 10.16

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to the Loan and Security Agreement (this “Amendment”) is entered into as of March 21, 2023, by and between SIGNATURE BRIDGE BANK, N.A. (“Bank”) and CARLSMED, INC. (“Borrower”).

RECITALS

A.
Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 20, 2022 (as amended from time to time, including by this Amendment, the “Loan Agreement”). All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement (as amended by this Amendment).
B.
From and after the date hereof, Bank and Borrower desire to supplement the terms and provisions of the Loan Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto (intending to be legally bound) hereby agree as follows:

1.
Amendment to Agreement. Subject to the terms and conditions of this Amendment, including, without limitation, the conditions to effectiveness set forth in Section 6 below, the Loan Agreement is hereby amended as follows:
1.1.
The following defined terms are hereby added to Section 1.1 of the Loan Agreement in proper alphabetical order:

“First Amendment Effective Date” means March 21, 2023.

“Liquidity” means the sum of (a) Borrower’s unrestricted cash at Bank plus (b) Borrower’s unrestricted cash at another financial institution subject to an account control agreement in favor of Bank.

1.2.
Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.7 Accounts. Each Loan Party shall (a) maintain and shall cause each of its Subsidiaries to maintain all of its depository and operating accounts and its primary investment accounts with Bank and (b) endeavor to utilize and shall cause each of its Subsidiaries to endeavor to utilize Bank for all ACH activity and other banking services required by such Loan Party, including, but not limited to, foreign currency wires, hedges, swaps, foreign exchange contracts, letters of credit and Bank’s International Banking Division for any international banking services related to the foregoing. Notwithstanding the foregoing, Loan Parties may keep, outside Bank, (x) the SVB Credit Card Cash Collateral Account and the SVB LC Cash Collateral Account, and such accounts shall not be required to be subject to an account control agreement, (y) other accounts so long as (i) the aggregate balance therein does not exceed One Million Dollars ($1,000,000) at any time and (ii) (A) such accounts maintained on the First Amendment Effective Date are subject to an account control agreement in favor of Bank on or before the date sixty (60) days after (or such longer period as Bank may permit in its reasonable discretion) the First Amendment Effective Date and (B) such accounts opened after the First Amendment Effective Date are subject to an account control agreement in favor of Bank on or before (1) in the event that Liquidity is less than Borrower’s outstanding Indebtedness to Bank at such time, promptly after the date such account is opened (and in any event prior to the date such account is funded) or (2) in the event Liquidity is equal to or greater than Borrower’s outstanding Indebtedness to Bank at such time, the date sixty (60) days after (or such longer period as Bank may permit in its reasonable discretion) the date such account is opened, and (z) the credit cards described in clause (f) of the definition of “Permitted Indebtedness” and the SVB LC until the expiration date thereof.

1.3.
A new Section 6.11 is hereby added to the Loan Agreement, as follows:

6.11 Post-Closing.

(a)
With respect to any bank account maintained under Section 6.7(y)(ii)(A) of the Loan Agreement, on or before the date sixty (60) days after (or such longer period as Bank may permit in its reasonable discretion) the First Amendment Effective Date, Borrower shall deliver to Bank a deposit account control agreement, in form and substance satisfactory to Bank, duly executed by Borrower and the depository institution at which such account is maintained.
(b)
With respect to any bank account maintained under Section 6.7(y)(ii)(B) of the Loan Agreement, (i) in the event that Liquidity is less than Borrower’s outstanding Indebtedness to Bank at such time, promptly after the date such account is opened (and in any event prior to the date such account is funded) or (ii) in the event Liquidity is equal to or greater than Borrower’s outstanding Indebtedness to Bank at such time, the date sixty (60) days after (or such longer period as Bank may permit in its reasonable discretion) the date such account is opened, Borrower shall deliver to Bank a deposit account control agreement, in form and substance satisfactory to Bank, duly executed by Borrower and the depository institution at which such account is maintained.
2.
Release.
2.1.
Borrower acknowledges that Bank would not enter into this Amendment, without Borrower’s assurance hereunder. Except for the obligations arising hereafter under the Loan Agreement, Borrower hereby absolutely discharges and releases Bank, any person or entity that has obtained any interest from Bank under the Loan Agreement, and each of Bank’s and such entity’s former and present partners, stockholders, officers, directors, employees, successors, assignees, agents, and attorneys from any known or unknown claims which Borrower now has against Bank of any nature, including any claims that Borrower and its successors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort, or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Agreement or the transactions contemplated thereby.
2.2.
The provisions, waivers, and releases set forth in this Section are binding upon Borrower and Borrower’s shareholders, agents, employees, assigns, and successors in interest. The provisions, waivers, and releases of this Section shall inure to the benefit of Bank and its agents, employees, officers, directors, assigns, and successors in interest.
2.3.
Borrower warrants and represents that Borrower is the sole and lawful owner of all right, title, and interest in and to all of the claims released hereby, and Borrower has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof. Borrower shall indemnify and hold harmless Bank from and against any claim, demand, damage, debt, or liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any assignment or transfer.
2.4.
The provisions of this Section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment and the Loan Agreement, and/or Bank’s actions to exercise any remedy available under the Loan Agreement or otherwise.
3.
No Course of Dealing; Strict Performance. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

4.
Ratification; No Amendment. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Loan Agreement, as in effect prior to the date hereof.
5.
Representations and Warranties; No Event of Default. Borrower represents and warrants that the representations and warranties contained in the Loan Agreement are true and correct as of the date of this Amendment and that no Event of Default, has occurred and is continuing.
6.
Conditions to Effectiveness.
6.1.
As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
(a)
this Amendment, duly executed by Borrower;
(b)
all reasonable and documented out-of-pocket Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and
(c)
such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
6.2.
As a condition to the effectiveness of this Amendment, Borrower shall have received, in form and substance satisfactory to Borrower, this Amendment, duly executed by Bank.
7.
Governing Law. This Amendment shall be deemed to have been made under and shall be governed by the laws of the State of New York (without regard to choice of law principles except as set forth in Section 5-1401 of the New York General Obligations Law) in all respects, including matters of construction, validity, and performance, and that none of its terms or provisions may be waived, altered, modified, or amended except as Bank may consent thereto in writing duly signed for and on its behalf.
8.
Incorporation of Loan Agreement Provisions. The provisions contained in Article 12 (Jurisdiction and Jury Trial Waiver) and in Section 13.2 (Indemnification) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.
9.
Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

CARLSMED, INC.

By:	/s/ Michael Cordonnier
Name:	Michael Cordonnier
Title:	Chairman, CEO, President, Treasurer

SIGNATURE BRIDGE BANK, N.A.

By:	/s/ Matthew Jacobs
Name:	Matthew Jacobs
Title:	SVP, Life Sciences

[Signature Page to First Amendment to Loan and Security Agreement]